UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2007

CYIOS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27243	03-7392107
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

1300 Pennsylvania Avenue, Suite 700, Washington, D.C.	20004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (202) 204-3006

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant

On July 16, 2007, the accounting firm of Traci J. Anderson, CPA resigned as the independent accountant of CYIOS Corporation (the “Company”).  On July 20, 2007, the Board of Directors of the Company approved the engagement of Baum & Company, PA as the Company’s new independent accountant.

Other than the expression of substantial doubt as to the Company’s ability to continue as a going concern, the audit reports of Traci J. Anderson, CPA on the Company’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2006 and 2005 and from January 1, 2007 through July 16, 2007, there were no disagreements with Traci J. Anderson, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Traci J. Anderson, CPA, would have caused her to make reference to the subject matter of the disagreement in connection with her report.

The Company requested that Traci J. Anderson, CPA furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether she agrees with the statements in this Item 4.01, and if not, stating the respects in which she does not agree.  A copy of this letter is filed as Exhibit 16 to this report.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

16	Letter of Traci J. Anderson, CPA dated July 20, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYIOS CORPORATION

Date:	July 20, 2007	By:	/s/ Timothy W. Carnahan
Timothy W. Carnahan
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

16	Letter of Traci J. Anderson, CPA dated July 20, 2007